Exhibit 4.2

NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT AND APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.

PLACEMENT AGENT'S WARRANT TO PURCHASE COMMON STOCK

BIOELECTRONICS CORPORATION
(a Maryland corporation)

Dated: April 4, 2005

PAW-7

THIS IS TO CERTIFY THAT, for value received, Matthew Taylor ("Taylor") and his successors and permitted assigns (with Taylor, either together or individually, a "Warrant Holder"), are entitled, subject to the terms and conditions set forth in this common stock purchase warrant (this "Warrant"), to purchase from BioElectronics Corporation, a Maryland corporation (the "Company"), at any time and from time to time after 9:00 A.M., New York time, on the Initial Exercise Date (as defined in Section 1 below) and on or prior to 5:00 P.M., New York time, on the Expiration Date (as defined in Section 1 below) up to 10,000 shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock") at an exercise price of $0.40 per share of Common Stock the ("Exercise Price").

This Warrant is issued pursuant to a Placement Agent Agreement, dated as of December 1, 2004, between the Company and Buckman, Buckman & Reid, Inc. ("BB&R") in connection with a private offering through BB&R (the "Private Offering") of up to 10,000,000 Units (the "Investor Units").

1. Exercise of the Placement Agent's Warrant.

(a) The rights represented by this Warrant shall be exercised at the prices and during the periods as follows:

(i) Initial Exercise Date: Beginning at 9:00 A.M., New York time, on the date hereof and until the Expiration Date, inclusive, the Warrant Holder shall have the option to purchase Common Stock hereunder at the Exercise Price, subject to adjustment as provided in paragraph 7 hereof.

(ii) Expiration Date: This Warrant shall expire effective at 5:00 p.m., New York time, on April 4, 2007 after which time the Warrant Holder shall have no right to purchase any Common Stock hereunder.

(b) The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Warrant Holder at the address of the Warrant Holder appearing on the books of the Company); (ii) payment to the Company by certified check (or other form of payment acceptable to the Company) of the respective Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 5 and of paragraph 6 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 1, and the person or persons in whose name or names the certificates for the shares of Common Stock shall be issuable upon such exercise shall become the Warrant Holder or Warrant Holders of record of such shares of Common Stock at that time and date. Certificates representing the shares of Common Stock so purchased shall be delivered to the Warrant Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised.

2. Restrictions on Transfer.

This Warrant shall not be transferred, sold, pledged, assigned or hypothecated unless such assignment shall be effected by the Warrant Holder by (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation at the office or agency of the Company referred to in

Paragraph 9 hereof; whereupon the Company shall issue, in the name or names specified by the Warrant Holder (including the Warrant Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock as are then purchasable hereunder. Notwithstanding the foregoing, the Company may require prior to registering any transfer of this Warrant an opinion of counsel reasonably satisfactory to the Company that such transfer complies with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

3. Covenants of the Company

(a) The Company covenants and agrees that all Common Stock issuable upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein.

(b) The Company covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock issuable upon the exercise of this Warrant

4. No Rights of Stockholder.

This Warrant shall not entitle the Warrant Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Registration Rights.

The Warrant Holder will be entitled to exercise registration rights with respect to the Common Stock issuable upon exercise of this Warrant, which rights will be identical to the registration rights granted to investors in the Units pursuant to the terms of the Registration Rights Agreement executed by the Company and the investors in the Units (the "Registration Rights Agreement"), specifically as follows:

(a) Registration on Form SB-2: The Company will file, within 180 days of the date on which the final subscription agreement relating to the sale of Units is accepted by the Company and the transactions thereby are consummated (the "Final Closing Date"), a registration statement on Form SB-2 (or such other form as is appropriate) registering the offer and sale of registrable securities, as that term is defined in the Registration Rights Agreement (the "Registrable Securities"), by the holders thereof. The Company shall keep such registration statement effective until the first anniversary of the Final Closing Date.

(b) Piggy-Back Registration: If at any time following the first anniversary of the Final Closing Date there is not an effective registration statement covering all of the Registrable

Securities issuable upon exercise of the Warrants and the Company shall determine to prepare and file with the Commission a registration statement under the Act relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, respectively, then the Company shall send to each Warrant Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Warrant Holders shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities issuable upon exercise of the Warrants that such Warrant Holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of the Registration Rights Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights.

6. Indemnification.

(a) Whenever pursuant to Paragraph 5, a registration statement relating to any Common Stock issuable upon exercise of this Warrant is filed under the Act, or is amended or supplemented, the Company will indemnify and hold harmless the Warrant Holder (such Warrant Holder hereinafter referred to as the "Distributing Warrant Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Warrant Holder, and each officer, employee, partner or agent of the Distributing Warrant Holder, if the Distributing Warrant Holder is a broker or dealer, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Warrant Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Warrant Holder for any legal or other expenses reasonably incurred by the Distributing Warrant Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Warrant Holder, each person, if any, who controls (within the meaning of the Act) the Distributing Warrant Holder, and each officer, employee, partner or agent of the Distributing Warrant Holder, any other Distributing Warrant Holder or any such underwriter for use in the preparation thereof, and (ii) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or omission made in or from any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

(b) Whenever pursuant to Paragraph 5 a registration statement relating to the Common Stock issuable upon the exercise of this Warrant is filed under the Act, or is amended or supplemented, the Distributing Warrant Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement or such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) and each officer, employee, partner or agent of the Company against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, employee, partner or agent may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Warrant Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, controlling person, employee, partner or agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 6.

(d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(e) If an indemnifying party assumes the defense of a claim pursuant to Section 6(d), any settlement or compromise of such claim shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld.

7. Adjustments of Purchase Price and Number of Shares.

(a) Subdivision and Combination: In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock by way of stock split, reverse stock split or the like, the Exercise Price shall promptly be proportionately increased or decreased.

(b) Adjustment in Number of Shares: Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to a number of shares of Common Stock that is determined by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Reclassification, Consolidation, Merger, etc.: In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Warrant Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Warrant Holder were the owner of the shares of Common Stock immediately prior to any such events at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of this Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Warrant Holder had exercised this Warrant.

(d) Dividends and Other Distributions with Respect to Outstanding Securities: In the event that the Company shall at any time prior to the exercise of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Warrant Holder of the unexercised Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of this Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Warrant Holder would have been entitled to receive at the time of such dividend or distribution if the Warrant Holder had exercised this Warrant immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7(d).

(e) Fractional Shares: Any fraction of a share which the Warrant Holder would be entitled to purchase upon exercise of this Warrant shall be rounded down to the nearest whole number of shares. The Company will pay cash for the value of any fractional shares otherwise issuable. The Warrant Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock upon exercise of this Warrant.

(f) Warrant Certificate After Adjustment: Irrespective of any change pursuant to this Section 7 in the Exercise Price or in the number, kind or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express as the Exercise Price and as the number of shares of Common Stock obtainable upon exercise, the same price and number of shares of Common Stock as are stated herein.

(g) Statement of Calculation: Whenever the Exercise Price shall be adjusted pursuant to the provisions of this Section 7, the Company shall forthwith file at its principal office, a statement signed by an executive officer of the Company specifying the adjusted Exercise Price determined as above provided in such section and a certificate of the independent public accountants regularly retained by the Company. Such statement shall show in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based. The Company shall forthwith cause a notice setting forth the adjusted Exercise Price to be sent by certified mail, return receipt requested, postage prepaid, to the Warrant Holder.

8. Definition of "Common Stock."

For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section 7 hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 7 hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

9. Miscellaneous.

(a) This Warrant shall be governed by and in accordance with the laws of the State of New York.

(b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Warrant Holder, to the address of the

Warrant Holder as shown on the books of the Company, or (ii) if to the Company, BioElectronics Corporation, 401 Rosemont Avenue, Third Floor, Rosenstock Hall, Frederick, Maryland 21701.

(c) The Company and BB&R may from time to time supplement or amend this Warrant without the approval of the Warrant Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and BB&R may deem necessary or desirable and which the Company and BB&R deem not to adversely affect the interest of the Warrant Holder, provided all such supplements, amendments and/or other provisions shall be in writing.

(d) All the covenants and provisions of this Warrant by or for the benefit of the Company and the Warrant Holder inure to the benefit of their respective successors and assigns hereunder.

(e) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, and any such right is for the sole and exclusive benefit of the Company and the Warrant Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of this 4th day of April, 2005.

BIOELECTRONICS CORPORATION

/s/ Andrew Whelan
Name: Andrew Whelan
Title:	President

PURCHASE FORM

(To be signed only upon exercise of the Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and agrees to purchase ____________shares of Common Stock of BioElectronics Corporation all at the price and on the terms and conditions specified in this Warrant.

Dated: __________________

_____________________________________
(Signature of Registered Owner)

_____________________________________
Address

_____________________________________
(City) (State) (Zip)

TRANSFER FORM

(To be signed only upon transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________________________ the right to purchase Shares of Common Stock of BioElectronics Corporation represented by the foregoing Warrant to the extent of __________ Shares and appoints ________________, attorney to transfer such rights on the books of ________________, with full power of substitution in the premises.

Dated: __________________

_______________________________
(Name of Warrant Holder)

_______________________________
Address

_______________________________
In the presence of:

_______________________________

_______________________________